Exhibit 15.1

January 22, 2021

To the Board of Directors and Shareholders of

Berkshire Hathaway Energy Company

Des Moines, Iowa

We are aware that our reports dated May 1, 2020, August 7, 2020 and November 6, 2020 on our reviews of consolidated interim financial information of Berkshire Hathaway Energy Company and subsidiaries appearing in Berkshire Hathaway Energy Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, respectively, are incorporated by reference in this Registration Statement.

/s/ Deloitte & Touche LLP

Des Moines, Iowa